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                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   _________________________________________

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 24, 2000

                             WHIRLPOOL CORPORATION
       ------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                   1-3932                      38-1490038
----------------------------    ----------------            -------------------
(State or other jurisdiction    (Commission File            (I.R.S. Employer
     of incorporation)              Number)                 Identification No.)





     2000 M63 North,  Benton Harbor, Michigan                    49022-2692
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     (Address of principal executive officers)                   (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code







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Item 5.   Other Events

     On January 24, 2000, the registrant reported fourth-quarter and full-year earnings for 1999. The registrant's reported fourth-quarter earnings from continuing operations were $113 million, or $1.51 per diluted share, up 36 percent versus earnings of $83 million, or $1.09 per diluted share in the comparable 1998 period.

     Full-year core earnings were $407 million, or $5.35 per diluted share, up 31 percent, versus core earnings of $310 million, or $4.06 per diluted share of 1998. Core earnings are earnings from continuing operations excluding the impact of the first quarter 1999 Brazilian currency devaluation and discontinued operations from 1998. Full year net earnings, which include the Brazilian currency devaluation, were also at record levels of $347 million, or $4.56 per diluted share, versus 1998 net earnings of $325 million, or $4.25 per diluted share.

Item 7. Financial Statements and Exhibits

     Copy of press release dated January 24, 2000 regarding the registrant's earnings for the fourth-quarter and full-year 1999.


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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                WHIRLPOOL CORPORATION
                                Registrant



Date: January 26, 2000       By: /s/  Robert T. Kenagy
                                -------------------------------------
                                Name:  Robert T. Kenagy
                                Title:   Associate General Counsel and Secretary